Exhibit 10.6

THREE-WAY RESEARCH AND PRODUCT DEVELOPMENT AGREEMENT

This Three-Way Research and Product Development Agreement (“Agreement”) is entered into as of July 1, 2018, by and among:

1.	VARSAL CHEMICALS (TANGSHAN) CO., LTD., a company organized under the laws of the People’s Republic of China, with its principal place of business at TANGSHAN SEAPORT DEVELOPMENT ZONE, TANGSHAN, HEBEI, CHINA (“Varsalchem Tangshan”);
2.	SHANGHAI VARSAL CO., LTD., a company organized under the laws of the People’s Republic of China, with its principal place of business at Suite 1203, No. 939 Jin Qiao Road, Shanghai, China (“Shanghai Varsal”); and
3.	VARSAL LLC, a company organized under the laws of the United States of America, with its principal place of business at 363 Ivyland Road, Warminster, PA (“Varsal”).

Collectively, the above parties are referred to as the “Parties,” and individually as a “Party.”

1. Purpose

The purpose of this Agreement is to set forth the terms under which Varsalchem Tangshan and Shanghai Varsal (together, the “Research Entities”) shall conduct product development research for chemicals, intermediates, and related products (“Products”) for Varsal.

2. Scope of Research and Development

2.1 The Research Entities shall perform joint or separate research and development activities for the creation, improvement, or enhancement of the Products in accordance with project plans and specifications provided or approved by Varsal.

2.2 The Research Entities shall keep Varsal reasonably informed of progress and shall provide all technical data, reports, samples, and documentation generated under this Agreement.

3. Ownership and Intellectual Property Rights

3.1 All results, data, discoveries, inventions, know-how, trade secrets, and other intellectual property (collectively, “Developed IP”) arising from or related to the research and development performed under this Agreement shall be the sole and exclusive property of Varsal LLC.

3.2 Varsal LLC shall have full rights, title, and interest to the Developed IP, including the right to file for and hold patents or other protections worldwide.

3.3 The Research Entities hereby assign and agree to assign all rights in the Developed IP to Varsal LLC without additional compensation, other than as provided under Section 5.

3.4 Varsal LLC shall have the unrestricted right to license, commercialize, or authorize other parties to sell, market, or distribute the Products in any geography, at its sole discretion.

4. Confidentiality

Each Party agrees to maintain in confidence all proprietary or confidential information disclosed in connection with this Agreement and to use such information solely for the purposes of this collaboration.

5. Compensation

5.1 As consideration for the research and development work performed by the Research Entities, Varsal LLC agrees that the payment for such research services shall be embedded within the purchase price of the Products.

5.2 The embedded payment shall be deemed to equal ten percent (10%) of the purchase price of the Products that Varsal LLC purchases from the Research Entities.

5.3 No separate invoicing for research services shall be required; such payment shall be incorporated into the overall selling price of the Products purchased by Varsal LLC.

Ph.: (215) 957-5880	363 Ivyland Rd.	http://www.varsal.com
Fax: (215) 957-9111	Warminster, PA USA	Email: info@varsal.com

6. Term and Termination

6.1 This Agreement shall commence on the Effective Date and shall remain in effect unless terminated by mutual written agreement of the Parties.

6.2 Either Party may terminate this Agreement with one hundred eighty (180) days’ written notice to the others.

6.3 Upon termination, all Developed IP and associated documentation shall be promptly transferred to Varsal LLC.

7. Governing Law and Dispute Resolution

7.1 This Agreement shall be governed by and construed in accordance with the laws of Delaware, USA, without regard to its conflict of law provisions.

7.2 Any disputes arising under this Agreement shall be resolved through good-faith negotiation among the Parties. If unresolved, disputes shall be submitted to binding arbitration in Delaware, USA, in accordance with the rules of the Delaware Rapid Arbitration Act.

8. Miscellaneous

8.1 This Agreement constitutes the entire agreement among the Parties and supersedes all prior understandings regarding its subject matter.

8.2 Any amendments must be in writing and signed by all Parties.

8.3 Each Party represents that it has full power and authority to enter into this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

VARSAL LLC

By:
Name:
Title:

VARSAL CHEMICALS (TANGSHAN) CO., LTD.

Seal:

SHANGHAI VARSAL CO., LTD.

Seal:

Ph.: (215) 957-5880	363 Ivyland Rd.	http://www.varsal.com
Fax: (215) 957-9111	Warminster, PA USA	Email: info@varsal.com